The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(2)
Registration No. 333-157879
SUBJECT TO COMPLETION, DATED JUNE 29, 2011
Prospectus Supplement
(To Prospectus Dated July 14, 2010)
SYNTROLEUM CORPORATION
Shares of Common Stock
Warrants to Purchase up to            Shares of Common Stock
          We are offering            shares of our common stock and warrants to purchase up to            shares of our common stock in this offering (and the shares of common stock issuable from time to time upon exercise of these warrants). Each share of common stock is being sold together with a 0.5 of a 5 year warrant to purchase one share of common stock at an exercise price of $     . The shares of common stock and warrants will be issued separately.
          Our common stock is traded on the NASDAQ Capital Market under the symbol “SYNM.” The last reported sale price of our common stock on the NASDAQ Capital Market on June 28, 2011 was $1.99 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange or other nationally recognized trading system.
          Investing in our securities involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

	Per Share	Per Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions [1]	$	$	$
Proceeds, before expenses, to Syntroleum	$	$	$

[1]	In addition, we have agreed to reimburse the underwriter for certain of its expenses as described under “Underwriting” on page S-9 of this prospectus supplement.
          We have granted the underwriters a 30-day option to purchase up to            additional shares of common stock and/or additional warrants to purchase up to            shares of common stock from us at the public offering price for each security, less underwriting discounts and commissions, to cover over-allotments, if any.
          We estimate the expenses of this offering, excluding underwriting discounts and commissions will be approximately $ .
          JMP Securities LLC expects to deliver the shares on or about July  , 2011.
          Neither the U.S. Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful and complete. Any representation to the contrary is a criminal offense.

JMP Securities LLC
The date of this prospectus supplement is     , 2011

Prospectus Supplement
Accompanying Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
          This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
          If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”
          You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
          As used in this prospectus supplement, the terms “Syntroleum,” “we,” or “us” mean Syntroleum Corporation, a Delaware corporation, and its predecessors and subsidiaries, unless the context indicates otherwise.
          No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements regarding our future performance. All forward-looking information is inherently uncertain and actual results may differ materially from assumptions, estimates or expectations reflected or contained in the forward-looking statements as a result of various factors, including those set forth under “Risk Factors” in this prospectus supplement and elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. In addition, such “Risk Factors” may be updated from time to time by our filings under the Securities Exchange Act of 1934. Forward-looking statements convey our current expectations or forecasts of future events. All statements contained in this prospectus supplement and the accompanying prospectus other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. With respect to the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
          These forward-looking statements speak only as of the date each such statement is made. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise, and we do not intend to provide such updates.

SUMMARY
          This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.
Company Overview
          Syntroleum Corporation develops and employs innovative technology to produce synthetic liquid hydrocarbons utilizing our Bio-SynfiningTM renewable fuels, Fischer-Tropsch (“FT”) and product upgrading technologies. To date, our business activities have consisted of the research and development of the “Syntroleum® Process,” a proprietary process designed to convert natural gas into synthetic liquid hydrocarbons (“gas-to-liquids” or “GTL”), and the further processing of the synthetic liquid hydrocarbons into high quality liquid fuels using product upgrading technologies developed by us, which we call our “SynFining® Process”. Our BioSynfiningTM Technology is a renewable fuels application of our Synfining® Process. We are also applying our technology to convert synthesis gas derived from coal (“coal-to-liquids” or “CTL”) or bio-feedstocks (“biomass-to-liquids” or “BTL”) into these same high quality liquid fuel products.
          Our objective is to become a recognized provider of the Bio-SynfiningTM Technology, Syntroleum® Process and Synfining® Process to the energy industry through strategic relationships and the licensing of our technology. We are currently focused on commercializing our Bio-SynfiningTM Technology. We have formed the Dynamic Fuels joint venture with Tyson Foods, a leading supplier of bio-feedstock, to construct a facility in the United States using our Bio-SynfiningTM Technology and continue to seek to form other joint venture projects with opportunities to acquire equity interests. We have also licensed our technologies to others for a fee.
          We have incurred substantial research and development costs and in the past we have sustained recurring losses and negative cash flows from operations with respect to commercializing the Syntroleum® Technologies, and do not anticipate recognizing any significant revenues or income from licensing our technology or from production from any plant in which we own an interest until 2012. As a result, we may incur losses until sufficient revenues or other income are recognized from commercial operation of plants, licensing activities, or projects we are developing. We may obtain funding through joint ventures, license arrangements and other strategic alliances, as well as various other financing arrangements to meet our capital and operating needs for various projects.
Corporate Information
          We were incorporated as a Delaware corporation on November 15, 1984. Our principal executive offices are located at 5416 South Yale Avenue, Suite 400, Tulsa, Oklahoma 74135, and our telephone number at that location is (918) 592-7900.

THE OFFERING

Common stock offered by us	shares

Warrants we are offering	We are offering warrants to purchase up to shares of common stock, which will be exercisable during the period commencing on the date of original issuance and ending 5 years from such date at an exercise price of $ per share of common stock. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange or other nationally recognized trading system.

Over-allotment option	shares of common stock and/or warrants to purchase shares of common stock.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, working capital for our Dynamic Fuels, LLC investment and initial project development for future capital expenditures or investments.

NASDAQ Capital Market Symbol	SYNM

Common stock outstanding after the offering	shares ( shares if warrants exercised in full)
          The number of shares of our common stock to be outstanding after the offering is based on 81,978,110 shares of common stock outstanding on June 24, 2011.
          The number of shares outstanding before and after the offering excludes (i) 18,234,000 shares reserved for issuance under our stock option and incentive plans, of which options to purchase 8,219,173 shares at a weighted average option price of $1.85 and (ii) 10,001,871 shares issuable at a weighted average exercise price of $3.15 per share upon exercise of other outstanding warrants and options. See the table below for a summary of options outstanding and the weighted average exercise price as of March 31, 2011.

Options Outstanding				Options Exercisable
					Weighted
		Weighted	Weighted Average		Average
Range of	Options	Average	Remaining	Options	Exercise Price
Exercise Price	Outstanding	Exercise Price	Contractual Life	Exercisable	Per Share
$0.66 – $0.66	5,010,631	$0.66	7.30	1,352,681	$0.66
$1.49 – $1.55	1,010,666	1.55	1.50	1,010,666	1.55
$1.62 – $2.89	1,140,195	2.33	3.46	1,140,195	2.33
$3.19 – $6.88	769,277	6.32	3.25	769,277	6.32
$7.10 – $9.67	240,904	9.28	4.38	240,904	9.28
$10.51 – $13.85	47,500	12.09	2.32	47,500	12.09

	8,219,173	$1.85		4,561,223	$2.80

          Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its over-allotment option.

RISK FACTORS
          You should carefully consider the risks described below, as well as those described in our Annual Report on Form 10-K for our fiscal year ended December 31, 2010, filed with the Securities and Exchange Commission, or SEC, on March 15, 2011, and in the prospectus accompanying this prospectus supplement. In addition, you should also read the other information in this prospectus supplement and related prospectus, including the information incorporated by reference herein and therein, before making an investment decision. If any of such risks actually occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment in us.
Risks Related to this Offering
          You will experience immediate dilution in the book value per share of the common stock you purchase.
          Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $        per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $      per share, or      % of the offering price, in the net tangible book value of the common stock you purchase.
          We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.
          Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock.
          The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the NASDAQ Capital Market.
          Market conditions may result in volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our common stock and sales of substantial amounts of our common stock in the market, in each case being unrelated or disproportionate to changes in our operating performance. The overall weakness in the economy has recently contributed to the extreme volatility of the markets which may have an affect on the market price of our common stock.
          We have not paid cash dividends to our shareholders and currently have no plans to pay future cash dividends.
          We plan to retain earnings to finance future growth and have no current plans to pay cash dividends to shareholders. Because we have not paid cash dividends, holders of our securities will experience a gain on their investment in our securities only in the case of an appreciation of value of our securities. You should neither expect to receive dividend income from investing in our securities nor an appreciation in value.
          There is no public market for the warrants to purchase common stock being offered in this offering.
          There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.
          Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock.
          Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

USE OF PROCEEDS
          We expect to receive approximately $        million in net proceeds from this offering, or approximately $        million if the underwriter exercises its over-allotment option in full. “Net proceeds” is what we expect to receive after paying the expenses of this offering, including the underwriting discounts and commissions, as described in “Underwriting” below, and other estimated offering expenses payable by us, which include legal, accounting and printing fees.
          We currently intend to use the net proceeds from the sale of the offered securities for general corporate purposes, working capital for our Dynamic Fuels, LLC investment and initial project development for future capital expenditures or investments. Pending any specific application, we may initially invest funds in short-term marketable securities.
          As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment grade, interest-bearing securities.

DESCRIPTION OF SECURITIES
          In this offering, we are offering            shares of common stock and warrants to purchase up to            shares of common stock. Each share of common stock is being sold together with a 0.5 of a 5 year warrant to purchase one share of common stock at an exercise price of $    . The shares of common stock and warrants will be issued separately. This prospectus also relates to the offering of shares of our common stock upon exercise, if any, of the warrants.
Common Stock
          The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 21 of the accompanying prospectus.
Warrants
          The material terms and provisions of the warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of warrant, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by us with the SEC in connection with this offering. You should review a copy of the form of warrant for a complete description of the terms and conditions applicable to the warrants.
          Term. The warrants are exercisable beginning on the sixth month anniversary of the date of original issuance and at any time up to the date that is 5 years after the date of original issuance.
          Anti-Dilution Protection. The warrants contain anti-dilution protection for stock dividends and splits but do not adjust upon the issuance of common stock at a price below the then-existing exercise price of the warrants.
          Exercise Price. The exercise price of the warrants is $      per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, stock issuances, reclassifications or similar events affecting our common stock.
          Exercisability. Holders may exercise the warrants beginning on the date of issuance and at any time during the applicable term of the warrant. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.9% of the outstanding common stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.9% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.
          Cashless Exercise. If, at the time a holder exercises its warrant, the holder would not receive shares that are registered under an effective registration statement, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant.
          Transferability. Subject to applicable laws and the restriction on transfer set forth in the warrant, the warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.
          Authorized Shares. During the period the warrant is outstanding, the Company will reserve from its authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the warrant upon the exercise of the warrant.

          Exchange Listing. We do not plan on making an application to list the warrants on the NASDAQ Capital Market, any national securities exchange or other nationally recognized trading system.
          Fundamental Transactions. In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a warrant, the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of Syntroleum if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the warrant is exercisable immediately prior to such event. In addition, in the event of a fundamental transaction in which the amount of the alternate consideration is less than the exercise price of the warrant, then we or any successor entity shall pay at the holder’s option, exercisable at any time concurrently with or within ninety (90) days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.
          Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.
          Waivers and Amendments. Any term of the warrants issued in the offering may be amended or waived with our written consent and the written consent of the holder of the warrant.

UNDERWRITING
          We have entered into an underwriting agreement with JMP Securities LLC with respect to the shares of common stock and warrants, subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of shares of common stock and corresponding warrants provided below opposite its name.

	Number of Shares	Number of
Underwriter	of Common Stock	Warrants

JMP Securities LLC

Total
          The underwriter is offering the shares of common stock and corresponding warrants, subject to its acceptance of the shares of common stock and corresponding warrants from us and subject to prior sale. The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the shares of common stock and corresponding warrants offered by this prospectus supplement and the related prospectus is subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of common stock and warrants if any such shares and warrants are taken. However, the underwriter is not required to take or pay for the shares of common stock and/or warrants covered by the underwriter’s over-allotment option described below.
Over-Allotment Option
          We have granted the underwriter an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of            additional shares of common stock and/or up to additional warrants to cover over-allotments, if any, at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock and the warrants offered by this prospectus supplement and the accompanying prospectus.
Commission and Expenses
          The underwriter has advised us that it proposes to offer the shares of common stock and warrants to the public at the initial public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $ per share of common stock and corresponding warrant. After this offering, the initial public offering price and concession may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The per share of common stock and corresponding warrant are offered by the underwriter as stated herein, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriter has informed us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.
          The following table shows the underwriting discounts and commissions payable to the underwriter by us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter‘s over-allotment option to purchase additional shares and/or warrants.

Per Share of
	Common Stock	Total Without
	and	Exercise of	Total With
	Corresponding	Over-Allotment	Exercise of Over-
	Warrant[1]	Option	Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions payable by us	$	$	$
We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $     . We have agreed to reimburse the underwriter for certain out-of-pocket expenses not to exceed $15,000 for all expenses, excluding attorneys fees and expenses. In addition, we have agreed to reimburse the underwriter for attorney fees and expenses actually incurred by it in an amount not to exceed $50,000. In no event will the total compensation payable to the underwriter and any other member of the Financial Industry Regulatory Authority, Inc. (or FINRA) or independent broker-dealer (including any financial advisor) in connection with the sale of the securities offered hereby exceed 8.0% of the gross proceeds of this offering.
Indemnification
          We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.
Lock-up Agreements
          We, our officers, directors and certain of our shareholders have agreed, subject to limited exceptions, for a period of 60 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriter. This 60-day period may be extended if (1) during the last 17 days of the 60-day period, we issue an earnings release or material news or a material event regarding us occurs or (2) prior to the expiration of the 60-day period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day period, then the period of such extension will be 18 days, beginning on the issuance of the earnings release or the occurrence of the material news or material event. If after any announcement described in clause (2) of the preceding sentence, we announce that we will not release earnings results during the 16-day period, the lock-up period shall expire the later of the expiration of the 60-day period and the end of any extension of such period made pursuant to clause (1) of the preceding sentence. The underwriter may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.
Electronic Distribution
          This prospectus supplement and the related prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this prospectus supplement and the related prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement, the related prospectus or the registration statement of which this prospectus supplement and the related prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.
Price Stabilization, Short Positions and Syndicate Covering Transactions
          In connection with the offering the underwriter may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act:
•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of shares of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
          These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriter makes any representations that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
Listing and Transfer Agent
          Our common stock is listed on the NASDAQ Capital Market and trades under the symbol “SYNM.” The transfer agent of our common stock is American Stock Transfer & Trust Company.
          We do not plan on making an application to list the warrants on the NASDAQ Capital Market, any national securities exchange or other nationally recognized trading system. We will act as the registrar and transfer agent for the warrants.
Other
          The underwriter and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for services provided in connection with this offering, the underwriter has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain the underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

LEGAL MATTERS
          Certain legal matters with respect to the securities offered by this prospectus supplement will be passed upon for us by Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., Tulsa, Oklahoma. Certain legal matters will be passed upon for the underwriter by Goodwin Procter LLP, New York, New York.
EXPERTS
          The consolidated financial statements of Syntroleum Corporation as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement is apart, have been audited by HoganTaylor LLP, independent registered public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving such reports.
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports, proxy statements and other information with the SEC (SEC File No. 0-21911). You can read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public at the SEC’s web site at http://www.sec.gov.
          This prospectus supplement is part of a registration statement we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules. You may refer to the registration statement, exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Web site.
          The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. The documents we incorporate by reference are:
•	our Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 15, 2011;

•	our Quarterly Report on Form l0-Q for the quarter ended March 31, 2011, filed on May 9, 2011;

•	our Current Reports on Form 8-K filed on March 13, 2011, May 20, 2011 and June 14, 2011; and

•	the description of our common stock and associated preferred stock purchase rights contained in Amendment No. 2 to our Current Report on Form 8-K filed on October 29, 2004.
          In addition, we incorporate by reference any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the registration statement of which this prospectus supplement forms a part and prior to the effectiveness of the registration statement.
          You may obtain a free copy of these filings (without exhibits, which can be obtained for a nominal charge) by writing or telephoning:

Karen L. Gallagher
Senior Vice President
Syntroleum Corporation
5416 South Yale Avenue, Suite 400
Tulsa, Oklahoma 74135
(918) 592-7900
          You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus supplement, the accompanying prospectus or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any pricing supplement is accurate as of any date other than the date on its cover page.

PROSPECTUS
$250,000,000
[SYNTROLEUM LOGO SCRIPT]
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
We may offer and sell the securities listed above from time to time in one or more offerings in one or more classes or series. The aggregate initial offering price of the securities that we will offer will not exceed $250,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination or as a separate series.
This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus.
We may sell these securities directly or through agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution” on page 32 of this prospectus. The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, the documents we incorporate by reference, together with additional information described under the heading “Where You Can Find More Information” before you invest in any of our securities.
Our common stock is listed for trading on the NASDAQ Capital Market under the symbol “SYNM.” We will make application to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. On July 12, 2010, the last reported sales price of our common stock on the NASDAQ Capital Market was $1.77.
Investing in our securities involves risks. You should carefully read and consider the “Risk Factors” included in this prospectus, in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission (“SEC”). See “Risk Factors” beginning on page 3 of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.
The date of this prospectus is July 14, 2010

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC under a “shelf” registration process. This prospectus provides you with a general description of the offered securities. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in or incorporated by reference into this prospectus, our filings with the SEC and our public releases are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933, or the Securities Act, and Section 21E(i) of the Securities Exchange Act of 1934, or the Exchange Act. These forward looking statements include, but are not limited to, statements relating to the Fischer-Tropsch process, the Syntroleum® Process, the Synfining® Process, the Bio-SynfiningTM Technology and related technologies including, gas-to-liquids, coal-to-liquids and biomass-to-liquids plants based on such technologies, anticipated costs to design, construct and operate these plants, the timing of commencement and completion of the design and construction of these plants, expected production of ultra-clean fuel, obtaining required financing for these plants and our other activities, the value and markets for plant products, testing, certification, characteristics and use of plant products, the continued development of such technologies (alone or with co-venturers) and the anticipated capital expenditures, expenses, cash outflows, use of proceeds from our equity offerings, revenues, availability of catalyst materials, availability of finished catalyst, our support of and relationship with our licensees, and information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “forsee,” “expect” and similar expressions identify these forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled “Risk Factors” included in this prospectus and elsewhere in or incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our subsequent SEC filings. Syntroleum undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual future results.
ABOUT SYNTROLEUM CORPORATION
Syntroleum Corporation and subsidiaries, which we sometimes collectively refer to herein as “Syntroleum,” the “Company,” “we,” “us,” or “our,” develops and employs innovative technology to produce synthetic liquid hydrocarbons utilizing our Bio-Synfining™ renewable fuels, Fischer-Tropsch (“FT”) and product upgrading technologies. To date, our business activities have consisted of the research and development of the “Syntroleum® Process,” a proprietary process designed to convert natural gas into synthetic liquid hydrocarbons (“gas-to-liquids” or “GTL”), and the further processing of the synthetic liquid hydrocarbons into high quality liquid fuels using product upgrading technologies developed by us. Our Bio-Synfining™ Technology is a renewable fuels application of our Synfining® product upgrading technology. We are also applying our technology to convert synthesis gas derived from coal (“coal-to-liquids” or “CTL”) or bio-feedstocks (“biomass-to-liquids” or “BTL”) into these same high quality liquid fuel products. We refer to all of our proprietary processes and technologies as the “Syntroleum Technologies.”
Our objective is to become a recognized provider of the Bio-Synfining™ Technology, Syntroleum® Process and Synfining® product upgrading technology to the energy industry through strategic relationships and the licensing of our technology. We are currently focused on commercializing our Bio-Synfining™ Technology. We have formed the Dynamic Fuels joint venture with Tyson Foods, a leading supplier of bio-feedstock, to construct a facility in the United States using our Bio-Synfining™ Technology and continue to seek to form other joint venture projects with opportunities to acquire equity interests. We have also licensed our technologies to others for a fee.
We have incurred substantial research and development costs and continue to incur operating costs with respect to commercializing the Syntroleum® Technologies, and do not anticipate recognizing any significant revenues from licensing our technology or from production from any plant in which we own an interest in the near future. As a result, we expect to continue to operate at a loss until sufficient revenues are recognized from commercial operation of plants, licensing activities, or non-FT projects we are developing. We may obtain funding through joint ventures, license arrangements and other strategic alliances, as well as various other financing arrangements to meet our capital and operating needs for various projects. Our longer-term survival will depend on our ability to generate operating revenues and obtain additional financing.
Our principal executive offices are located at 5416 South Yale Avenue, Suite 400, Tulsa, Oklahoma 74135, and our telephone number at that location is (918) 592-7900.
RISK FACTORS
An investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below before making an investment decision. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price or value of our securities could decline due to any of these risks, and investors may lose all or part of your investment.
Risks Relating to Our Technology
We might not successfully commercialize our technology, and commercial-scale plants based on the Syntroleum® Technologies may never be successfully constructed or operated by ourselves or our licensees.
We do not have significant experience managing the financing, design, construction or operation of commercial-scale plants, and we may not be successful in doing so. No commercial-scale plant based on a Syntroleum® Technology has been constructed to completion to date. A commercial-scale plant based on a Syntroleum® Technology may never be successfully built either by us or by our licensees. Success depends on our licensees’ ability to economically design, construct and operate commercial-scale plants based on the Syntroleum® Technologies which depends on a variety of factors, many of which are outside our control.
Our licensees will determine whether we issue any plant site licenses to them and, as a result, whether we receive any license fees under our license agreements. To date, no licensee of the Syntroleum® Technologies has exercised its right to obtain a site license. Whether licensees are willing to expend the resources necessary to construct plants based on the Syntroleum® Technologies will depend on a variety of factors outside our control, including the prevailing view regarding the price outlook for crude oil, natural gas, coal, biomass, fats, vegetable oils and refined products. In addition, our license agreements may be terminated by the licensee, with or without cause and without penalty, upon 90 days’ notice to us. If we do not receive payments under our license agreements, we may not have sufficient resources to implement our business strategy. Our licensees are not restricted from pursuing alternative FT or renewable fuels technologies on their own or in collaboration with others, including our competitors, with the exception of those restrictions agreed to by Tyson in the limited liability company agreement relating to Dynamic Fuels.
Commercial-scale plants based on the Syntroleum® Technologies might not produce results necessary for success, including results demonstrated on a laboratory, pilot plant and demonstration basis.
A variety of results necessary for successful operation of the Syntroleum® Technologies could fail to occur at a commercial plant, including reactions successfully tested on a laboratory, pilot plant or demonstration plant basis. Results that could cause commercial-scale plants based on the Syntroleum® and Synfining® Processes to be unsuccessful include:
• lower reaction activity than demonstrated in the pilot plant and demonstration plant operations which would decrease the conversion of natural gas into synthesis gas and increase the amount of catalyst, and/or number of reactors required to produce the design synthesis gas rate;
• lower reaction activity than that demonstrated in laboratory, pilot plant and demonstration plant operations, which would increase the amount of catalyst or number of reactors required to convert synthesis gas into liquid hydrocarbons and increase capital and operating costs;
• shorter than anticipated catalyst life, which would require more frequent catalyst regeneration, catalyst purchases, or both, thereby increasing operating costs;
• excessive production of gaseous light hydrocarbons from the FT reaction compared to design conditions, which would lower the anticipated amount of liquid hydrocarbons produced and would lower revenues and margins from plant operations;
• lower reaction activity than that demonstrated in laboratory, pilot plant and demonstration plant operations, which would increase the amount of catalyst or number of reactors required to convert FT products into finished, marketable fuels;
• inability of third-party gasification and synthesis gas clean-up technology integrated into the Syntroleum® Process to produce on specification synthesis gas adequate for economic operation of a GTL, CTL or BTL plant; and
• higher than anticipated capital and operating costs.
Results that could cause commercial-scale plants based on our Bio-Synfining™ Technology to be unsuccessful include:
• higher than anticipated catalyst or hydrogen consumption;
• inadequate removal of feedstock impurities in pre-treatment;
• lower process yields than that demonstrated in laboratory operations; and
• higher than anticipated capital and operating costs.
In addition, these plants could experience mechanical difficulties related or unrelated to elements of the Syntroleum® Technologies.

Many of our competitors have significantly more resources than we do, and technologies developed by competitors could become more commercially successful than ours or render our technologies obsolete.
Development and commercialization of FT and renewable fuels technologies is highly competitive, and other technologies could become more commercially successful than ours. The Syntroleum® Technologies are based on chemistry that has been used by several companies in synthetic fuel projects over the past 60 years. Our competitors include major integrated oil companies as well as independent technology providers that have developed or are developing competing FT or renewable fuels technologies. These companies typically have significantly more resources than we do.
As our competitors continue to develop FT and renewable fuels technologies, one or more of our current technologies could become obsolete. Our ability to create and maintain technological advantages is critical to our future success. As new technologies develop, we may be placed at a competitive disadvantage forcing us to implement new technologies at a substantial cost. We may not be able to successfully develop or expend the financial resources necessary to acquire or develop new technology.
Our ability to protect our intellectual property rights involves complexities and uncertainties and commercialization of the Syntroleum® Technologies could give rise to claims that our technology infringes upon the rights of others.
Our success depends on our ability to protect our intellectual property rights, which involves complex legal, scientific and factual questions and uncertainties. We rely on a combination of patents, copyrights, trademarks, trade secrets and contractual restrictions to protect our proprietary rights. Additional patents may not be granted, and our existing patents might not provide us with commercial benefit or might be infringed upon, invalidated or circumvented by others. In addition, the availability of patents in foreign markets, and the nature of any protection against competition that may be afforded by those patents, is often difficult to predict and vary significantly from country to country. We, our licensors, or our licensees may choose not to seek, or may be unable to obtain, patent protection in a country that could potentially be an important market for our GTL, CTL, BTL or Bio-Synfining™ Technologies. The confidentiality agreements that are designed to protect our trade secrets could be breached, and we might not have adequate remedies for the breach. Additionally, our trade secrets and proprietary know-how might otherwise become known or be independently discovered by others.
Commercialization of the Syntroleum® Technologies may give rise to claims that our technologies infringe upon the patents or proprietary rights of others. We may not become aware of patents or rights that may have applicability in the GTL, BTL, CTL or renewable fuels industry until after we have made a substantial investment in the development and commercialization of those technologies. Third parties may claim that we have infringed upon past, present or future GTL, BTL, and CTL or renewable fuels technologies. Legal actions could be brought against us, our co-venturers or our licensees claiming damages and seeking an injunction that would prevent us, our co-venturers or our licensees from testing, marketing or commercializing the affected technologies. If an infringement action were successful, in addition to potential liability for damages, our co-venturers, our licensees or we could be required to obtain a license in order to continue to test, market or commercialize the affected technologies. Any required license might not be made available or, if available, might not be available on acceptable terms, and we could be prevented entirely from testing, marketing or commercializing the affected technology. We may have to expend substantial resources in litigation, either in enforcing our patents, defending against the infringement claims of others, or both. Many possible claimants, such as the major energy companies that have or may be developing proprietary GTL, CTL, BTL or renewable fuels technologies competitive with the Syntroleum® Technologies, have significantly more resources to spend on litigation.
We could have potential indemnification liabilities to licensees relating to the operation of plants based on the Syntroleum® Technologies or intellectual property disputes.
Our indemnification obligations could result in substantial expenses and liabilities to us if intellectual property rights claims were to be made against us or our licensees, or if plants based on the Syntroleum® Technologies were to fail to operate as designed. Generally our license agreements require us to indemnify the licensee, subject to certain limitations against specified losses relating to, among other things:

• use of patent rights and technical information relating to the Syntroleum® Technologies;
• acts or omissions by us in connection with our preparation of process design packages for plants; and
• performance guarantees that we may provide.
Risks Relating to Products of the Syntroleum® Technologies
The U.S. renewable fuels industry is highly dependent on a mix of federal and state legislation and regulation and any changes in legislation or regulation could harm our business and financial condition.
Federal tax incentives make the cost of renewable diesel production significantly more competitive with the price of diesel. Currently, under the Energy Independence Act and the Energy Policy Act of 2005, or EPAct, the tax credit to producers of diesel/renewable diesel blends of up to a $1.00 tax credit per gallon expired on December 31, 2009. There can be no assurance that it will be renewed on similar terms, if at all. Additionally, the tax credit for producers of naphtha and liquid petroleum gases of $0.50 per gallon expired on December 31, 2009. There can be no assurance of this credit’s continued existence, and its elimination would be harmful to our business and financial condition. Finally, these credits and other federal and state programs that benefit renewable diesel generally are subject to U.S. government obligations under international trade agreements, including those under the World Trade Organization Agreement on Subsidies and Countervailing Measures, which might in the future be the subject of challenges. The elimination or significant reduction in the renewable diesel tax credit or other programs could harm our results of operations and financial condition.
The Energy Independence Act and EPAct established minimum nationwide levels of renewable fuels, which include biodiesel, ethanol and any liquid fuel produced from biomass or biogas, to be blended into the fuel supply. By the year 2022, these standards require that the national volume of renewable fuels to be blended into the fuel supply equal or exceed 36 billion gallons. While these renewable fuel standards should stimulate demand for renewable fuels generally, there can be no assurance of specific demand for renewable diesel. Additionally, the U.S. Department of Energy, in consultation with the Secretary of Agriculture and the Secretary of Energy, may waive the renewable fuels mandate with respect to one or more states if the Administrator of the U.S. Environmental Protection Agency, or EPA, determines that implementing the requirements would severely harm the economy or the environment of a state, a region or the U.S., or that there is inadequate supply to meet the requirement. Any waiver of the renewable fuel standards could adversely impact the demand for renewable diesel and may have a material adverse effect on our financial condition and results of operations.
Risks Relating to Our Business
We will need to obtain funds from additional financings or other sources for our business activities. If we do not receive these funds, we would need to reduce, delay or eliminate some of our expenditures.
In 2009, we generated cash flow from operations from the deployment of our technology and other engineering services. In the past, we have sustained recurring losses and negative cash flows from operations. As of December 31, 2009, we had approximately $25.0 million of cash and cash equivalents and $3.3 million of accounts receivable available to fund operations and investing activities. We review cash flow forecasts and budgets periodically.
We expect that we will need to raise substantial additional capital to accomplish our business plan over the next several years. We expect to seek to obtain additional funding through debt or equity financing in the capital markets, joint ventures, license agreements, sale of assets and other strategic alliances, as well as various other financing arrangements. If we obtain additional funds by issuing equity securities, dilution to stockholders may occur. In addition, preferred stock could be issued in the future without stockholder approval, and the terms of our preferred stock could include dividend, liquidation, conversion, voting and other rights that are more favorable than the rights of the holders of our common stock. There can be no assurance as to the availability or terms upon which such financing and capital might be available.

Our agreement with Tyson concerning Dynamic Fuels allows the participants to elect not to invest in a plant or to cease making capital contributions in the construction of a plant under certain circumstances. Should a participant in a project elect not to invest or to cease investing in the construction of the plant the other participants in the project will need to raise additional capital from third parties or to take on additional interest in the project and fund the additional capital internally. There can be no assurances that we would be able to raise the additional capital from third parties on terms acceptable to us or to fund the additional capital requirements internally. The issue of our capital commitments is discussed in our periodic filings with the SEC at “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Contractual Obligations”.
If adequate funds are not available, we may be required to reduce, delay or eliminate expenditures for our plant development and other activities, or seek to enter into a business combination transaction with or sell assets to another company. We could also be forced to license to third parties the rights to commercialize additional products or technologies that we would otherwise seek to develop ourselves. The transactions outlined above may not be available to us when needed or on terms acceptable or favorable to us.
We need to remain listed on the NASDAQ stock market to be able to access adequate funding from time to time. We face de-listing issues that would impair the liquidity of our stock and our availability to access the capital markets.
Our stock price has remained above $1.00 per share since March, 2009. NASDAQ rules call for the potential de-listing of a company if its stock trades under $1.00 per share for 30 consecutive days. If our stock price declines below $1.00 per share as it has in the past, we can make no assurance that we will be able to remain listed on the NASDAQ Capital Market.
Construction and operations of plants based on the Syntroleum® Technologies will be subject to risks of delay and cost overruns.
The construction and operation of plants based on the Syntroleum® Technologies will be subject to the risks of delay or cost overruns resulting from numerous factors, including the following:
•	shortages of equipment, materials or skilled labor;

•	unscheduled delays in the delivery of ordered materials and equipment;

•	engineering problems, including those relating to the commissioning of newly designed equipment;

•	work stoppages;

•	weather interference;

•	unanticipated cost increases; and

•	difficulty in obtaining necessary permits or approvals.
We have in fact experienced some delay and cost overrun on the construction of the first Dynamic Fuels’ Bio-Synfining plant.
We have incurred losses and anticipate continued losses.
As of December 31, 2009, we had an accumulated deficit of $332.9 million. We achieved profitability from continuing operations for the first time in 2009. Because we do not have an operating history upon which an evaluation of our prospects can be based, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by small companies seeking to develop new and rapidly evolving technologies. To address these risks we must, among other things, continue to attract investment capital, respond to competitive factors, continue to attract, retain and motivate qualified personnel and commercialize and continue to upgrade the Syntroleum® Technologies. We may not be successful in addressing these risks, and we may not achieve or sustain profitability.

Our anticipated expense levels are based in part on our expectations as to future operating activities and not on historical financial data. We plan to continue funding project development activities. Capital expenditures will depend on progress we make in developing various projects on which we are currently working. Increased revenues or cash flows may not result from these expenses.
If prices or margins for crude oil, natural gas, coal, vegetable oils and fats and other commodities are unfavorable, plants based on the Syntroleum® Technologies may not be economical.
Because the synthetic crude oil, liquid fuels and specialty products that plants utilizing the Syntroleum® Technologies are expected to produce will compete in markets with oil and refined petroleum products, and because natural gas, coal, biomass, fats or vegetable oils will be used as the feedstock for these plants, an increase in feedstock prices relative to prices for oil or refined products, or a decrease in prices for oil or refined products relative to feedstock prices, could adversely affect the operating results of these plants. Higher than anticipated costs for the catalysts and other materials used in these plants could also adversely affect operating results. Prices for oil, natural gas, coal, biomass, fats, greases, vegetable oils and refined products are subject to wide fluctuation in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control. Factors that could cause changes in the prices and availability of oil, natural gas, coal, biomass, fats, vegetable oils and refined products include:
•	level of consumer product demand;

•	weather conditions;

•	domestic and foreign government regulation;

•	actions of the Organization of Petroleum Exporting Countries;

•	political conditions in countries producing feedstocks for fuels plants;

•	supply of crude oil, natural gas, coal, biomass fats, greases and vegetable oils;

•	location of GTL plants relative to natural gas reserves and pipelines;

•	location of CTL plants relative to coal reserves and transportation systems;

•	location of BTL plants relative to biomass reserves and transportation systems;

•	capacities of pipelines;

•	fluctuations in seasonal demand;

•	crop yields;

•	seasonality of prices for feedstocks and refined products;

•	farmer planting decisions;

•	output and proximity of crush facilities that convert the crops to oils;

•	alternative uses for fats;

•	number of animals slaughtered and rendered;

•	price and availability of alternative fuels; and

•	overall economic conditions.

We cannot predict the future markets and prices for oil, natural gas, coal or other materials used in the Syntroleum® Technologies or refined products.
We believe that the Syntroleum® and Synfining® Processes can be economic for GTL, BTL and CTL plants given the current world crude oil prices. However, the markets for oil and natural gas have historically been volatile and are likely to continue to be volatile in the future. Crude oil prices could return to such low levels in the future.
Our success depends on the performance of our executive officers and key personnel, the loss of who would disrupt our business operations.
We depend to a large extent on the performance of our executive officers, including Edward G. Roth, our Chief Executive Officer, Karen L. Gallagher, our Senior Vice President of Finance and Principal Financial Officer. Our ability to implement our business strategy may be constrained and the timing of implementation may be impacted if we are unable to attract and retain sufficient personnel. At December 31, 2009, we had 19 full-time employees. We do not maintain “key person” life insurance policies on any of our employees. We have entered into employment agreements with several key employees.
We depend on strategic relationships with feedstock suppliers, construction contractors, site owners, manufacturing and engineering companies, and customers. If we are not successful in entering into and achieving the benefits of these relationships, this could negatively impact our business.
Our or our licensee’s ability to identify and enter into commercial arrangements with feedstock suppliers, construction contractors, engineering service companies, site owners, manufacturing and engineering companies, and customers will depend on developing and maintaining close working relationships with industry participants. Our success in this area will also depend on our ability to select and evaluate suitable projects, as well as to consummate transactions in a highly competitive environment. These relationships may take the form of joint ventures with other private parties or local government bodies, contractual arrangements with other companies, including those that supply feedstock that we will use in our business, or minority investments from third parties. There can be no assurances that we will be able to establish these strategic relationships, or, if established, that the relationships will be maintained. In addition, the dynamics of our relationships with strategic participants may require us to incur expenses or undertake activities we would not otherwise be inclined to incur or undertake in order to fulfill our obligations to these partners or maintain these relationships. If we do not successfully establish or maintain strategic relationships, our business may be negatively affected.
Our operating results may be volatile due to a variety of factors and are not a meaningful indicator of future performance.
We expect to experience significant fluctuations in future annual and quarterly operating results because of the unpredictability of many factors that impact our business. These factors include:
•	timing of any construction by us or our licensees of plants;

•	demand for licenses or other technology transfer agreements of the Syntroleum® Technologies and receipt and revenue recognition of license fees;

•	feedstock prices;

•	prices for refined products

•	demand for synthetic fuels and specialty products;

•	introduction or enhancement of FT and renewable fuels technologies by us and our competitors;

•	market acceptance of new technologies; and

•	general economic conditions.
As a result, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as any indication of future performance. Due to all of the foregoing factors, it may be that in some future year or quarter our operating results will be below the expectations of public market analysts and investors. In that event, the price of our common stock would likely be materially adversely affected.
We are subject to extensive laws relating to the protection of the environment, and these laws may increase the cost of designing, constructing and operating our plants based on the Syntroleum® Technologies or affect demand for the products of these plants.
If we violate any of the laws and regulations relating to the protection of the environment, we may be subject to substantial fines, criminal sanctions or third party lawsuits and may be required to install costly pollution control equipment or, in some extreme cases, curtail operations. Our FT and renewable fuels plants will generally be required to obtain permits under applicable environmental laws and various permits for industrial siting and construction. Compliance with environmental laws and regulations, as well as with any requisite environmental or construction permits, may increase the costs of designing, constructing and operating our plants. We may also face exposure to actual or potential claims and lawsuits involving environmental matters with respect to our previously owned real estate.
Changes in environmental laws and regulations occur frequently, and any changes may have a material adverse effect on our results of operations, competitive position, or financial condition. For instance, in response to studies suggesting that emissions of certain gases, commonly referred to as greenhouse gases and including carbon dioxide and methane, may be contributing to warming of the Earth’s atmosphere, the U.S. Congress is actively considering legislation, and more than a dozen states have already taken legal measures to reduce emission of these gases, primarily through the planned development of greenhouse gas emission inventories and/or regional greenhouse gas cap and trade programs. New legislation or regulatory programs that restrict emissions of greenhouse gases could have an adverse affect on our operations.
Terrorist threats and U.S. military actions could result in a material adverse effect on our business.
Further acts of terrorism in the United States or elsewhere could occur. These developments and similar future events may cause instability in the world’s financial and insurance markets and could significantly increase political and economic instability in the geographic areas in which we may wish to operate. These developments could also lead to increased volatility in prices for crude oil, natural gas and the feedstocks for our plants and the cost and availability of insurance. In addition, these developments could adversely affect our ability to access capital and to successfully implement projects currently under development.
United States government regulations effectively preclude us from actively engaging in business activities in certain countries. These regulations could be amended to cover countries where we may wish to operate in the future. These developments could subject the operations of our company to increased risks and, depending on their magnitude, could have a material adverse effect on our business.
We may not have enough insurance to cover all of the risks we face.
In accordance with customary industry practices, we maintain insurance coverage against some, but not all, potential losses in order to protect against the risks we face. We do not carry a significant amount of business interruption insurance. We may elect not to carry insurance if our management believes that the cost of available insurance is excessive relative to the risks presented. In addition, we cannot insure fully against pollution and environmental risks. The occurrence of an event not fully covered by insurance, such as a leak, fire or explosion could have a material adverse effect on our financial condition and results of operations.
Risks Related to the Offering
The concentrated ownership of our common stock may have the effect of delaying or preventing a change of control of our company.

As of June 1, 2010, our directors and officers beneficially owned approximately 5% of the outstanding shares of our common stock. As a result, our directors and officers, to the extent they act together, will be in a position to significantly influence the outcome of matters requiring a stockholder vote, including the election of directors, the adoption or amendment of provisions in our certificate of incorporation or bylaws and the approval of mergers and other significant corporate transactions. This concentrated ownership of our common stock may have the effect of delaying or preventing a change of control of our company and may adversely affect the voting and other rights of stockholders.
Our stock price may continue to be volatile and could decline following this offering.
Historically, the market price of our common stock has been very volatile. The trading price of our common stock is expected to continue to be subject to substantial volatility in response to numerous factors, including publicity regarding actual or potential results with respect to development of the Syntroleum® Technologies and design, construction and commercial operation of plants using our process, announcements of technological innovations by others with competing FT processes, developments concerning intellectual property rights, including claims of infringement, annual and quarterly variances in operating results, changes in energy prices, competition, changes in financial estimates by securities analysts, any differences in actual results and results expected by investors and analysts, investor perception of our favorable or unfavorable prospects and other events or factors. In addition, the stock market has experienced and continues to experience significant price and volume volatility that has affected the market price of equity securities of many companies. This volatility has often been unrelated to the operating performance of those companies. These broad market fluctuations may adversely affect the market price of our common stock. We are required to maintain standards for listing of our common stock on the NASDAQ Capital Market, and we cannot assure you that we will be able to do so. There is no guarantee that an active public market for our common stock will be sustained.
Provisions in our charter documents and Delaware law may delay or prevent an acquisition of our company, which could decrease the value of our common stock.
Our certificate of incorporation and bylaws and Delaware law contain provisions that could make it difficult for a third party to acquire our company without the consent of our board of directors, even if doing so would benefit our stockholders. The provisions of our certificate of incorporation and bylaws include a classified board of directors with staggered terms. Thus, control of the board of directors cannot be changed in one year; rather, at least two annual meetings must be held before a majority of the members of the board of directors could be changed. The provisions of our certificate of incorporation also require a supermajority voting approval for business combinations with owners of 10% or more of our common stock and restrictions on the ability of stockholders to take action by written consent. In addition, our board of directors has adopted a stockholder rights plan, and is authorized to set the terms of our preferred stock without stockholder approval. If our board of directors elects to issue preferred stock it could be more difficult to acquire control of us. Delaware law also imposes some restrictions on mergers and other business combinations between our company and owners of 15% or more of our common stock. Provisions of our certificate of incorporation and bylaws may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the common stock and could depress the value of our common stock.
Future sales of our common stock could adversely affect our stock price.
Substantial sales of our common stock in the public market, or the perception by the market that those sales could occur, could lower our stock price or make it difficult for us to raise additional equity capital in the future. These sales could include sales of shares of our common stock by our directors and officers, who beneficially owned approximately 5% of the outstanding shares of our common stock as of June 1, 2010. We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will harm the market price for our common stock or our ability to raise capital by offering equity securities.
USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include capital expenditures, working capital, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.
DILUTION
Our net tangible book value at March 31, 2010 was $0.40 per share of common stock. Net tangible book value per share of common stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our common stock outstanding. If we offer shares of our common stock, purchasers of our common stock in that offering may experience immediate dilution in net tangible book value per share. The prospectus supplement relating to an offering of shares of our common stock will set forth the information regarding any dilutive effect of that offering.
RATIO OF EARNINGS TO FIXED CHARGES
Our deficiency of earnings to fixed charges for each of the periods shown is as follows:

	Year Ended December 31,
	2009	2008	2007	2006	2005
Earnings available (Deficiency of earnings) to fixed charges	$5,038	$(5,448)	$(10,550)	$(28,070)	$(21,837)
We have computed the amount by which earnings available for fixed charges were insufficient to cover fixed charges. For this purpose, “earnings available for fixed charges” consist of income (loss) from continuing operations before minority interests and income taxes plus fixed charges and distributed earnings of unconsolidated subsidiaries, less capitalized interest and undistributed equity in earnings of subsidiaries. “Fixed charges” consist of interest expense, capitalized interest, amortized expenses related to indebtedness, and an estimate of the interest within rental expense.
Our deficiency of earnings to combined fixed charges and preferred stock dividends for the five years in the period ended December 31, 2009 is the same as those reflected above for the deficiency of earnings to fixed charges because we had no preferred stock dividend requirements.
SECURITIES WE MAY OFFER
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If so indicated in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
We may sell from time to time, in one or more offerings, any one or more of the following:
•	debt securities, either senior or subordinated

•	common stock

•	preferred stock

•	depositary shares

•	warrants to purchase any of the securities listed above

•	stock purchase contracts or

•	any combination of the foregoing securities.
In this prospectus, we refer to the common stock, preferred stock, debt securities, depositary shares, warrants and stock purchase contracts collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $250,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
DESCRIPTION OF DEBT SECURITIES
The debt securities covered by this prospectus will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. We will issue the debt securities under one or more separate indentures between us and a trustee that we will name in the prospectus supplement. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. In this description, we sometimes call the senior indenture and the subordinated indenture the “indentures.”
We have summarized anticipated provisions of the indentures and the debt securities below. This summary is not complete and certain provisions of the indentures and debt securities when issued may differ, even materially, from the terms described below. Accordingly, you should read the prospectus supplement, indentures and other instruments establishing the terms of debt securities for more details regarding the provisions we describe below and for other provisions that may be important to you. We will include the final indentures and other instruments establishing the terms of debt securities as exhibits to a filing with the SEC in connection with an offering of debt securities.
In this summary description of the debt securities, all references to “us” means Syntroleum only, unless we state otherwise or the context clearly indicates otherwise.
General
Senior debt securities will constitute senior debt and will rank equally with all our unsecured and unsubordinated debt. Subordinated debt securities will be subordinated to, and thus have a junior position to, any senior debt securities and all our other senior debt. Unless we inform you otherwise in the prospectus supplement, the indentures will not limit the amount of debt we may issue under the indentures or the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance.
At the time we issue debt securities or during the period they remain outstanding, we may conduct a substantial part of our operations through our subsidiaries, and our subsidiaries may generate a significant part of our cash flow. As a result, distributions or advances from our subsidiaries may be important sources of funds to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain from our subsidiaries cash that we need to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.
Unless we inform you otherwise in the prospectus supplement, the indentures and the debt securities will not contain:
•	any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction, or

•	provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise.
The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title of the debt securities,

•	the total principal amount of the debt securities,

•	whether the debt securities are senior debt securities or subordinated debt securities,

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders,

•	whether any underwriter(s) will act as market maker(s) for the securities,

•	the extent to which a secondary market for the securities is expected to develop,

•	the date or dates on which the principal of and any premium on the debt securities will be payable,

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments,

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable,

•	the place or places where payments on the debt securities will be payable,

•	any provisions for optional redemption or early repayment,

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity,

•	the denominations in which we may issue the debt securities,

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments will be payable by reference to any index or formula,

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount,

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations,

•	any changes or additions to the events of default or covenants this prospectus describes,

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities,

•	any terms for the conversion or exchange of the debt securities for other securities issued by us or any other entity, and

•	any other terms of the debt securities.
We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. Those debt securities may bear no interest or may bear interest at a rate that at the time of issuance is below market rates.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.
If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.
Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.
The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

Subordination
Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal, interest or any premium on the subordinated debt securities if:
•	we fail to pay the principal, interest, premium or any other amounts on any senior debt when due, or

•	we default in performing any other covenant (a “covenant default”) in any senior debt that we have designated if the covenant default allows the holders of that senior debt to accelerate the maturity of the senior debt they hold.
Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from making payments on the subordinated debt securities only for up to 179 days after holders of the senior debt give the trustee for the subordinated debt securities notice of the covenant default.
The subordination provisions will not affect our obligation, which will be absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the subordinated debt securities. In addition, the subordination provisions will not prevent the occurrence of any default under the subordinated indenture.
Unless we inform you otherwise in the prospectus supplement, the subordinated indenture will not limit the amount of Senior Indebtedness (as defined below) that we may incur. As a result of the subordination of the subordinated debt securities, if we became insolvent, holders of subordinated debt securities may receive less on a proportionate basis than our other creditors.
Unless we inform you otherwise in the prospectus supplement, “Senior Indebtedness” will mean all notes or other indebtedness of Syntroleum for money borrowed and similar obligations, unless the indebtedness states that it is not senior to subordinated debt securities or our other junior debt.
Consolidation, Merger and Sale of Assets
The indentures generally will permit a consolidation or merger between us and another entity. They also will permit the sale by us of all or substantially all of our assets. The indentures will provide, however, that we may consolidate with another entity to form a new entity or merge into any other entity or transfer or dispose of all or substantially all our assets to any other entity only if:
•	the resulting or surviving entity assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the applicable indenture and the debt securities, and

•	immediately after giving effect to the transaction, no default or event of default would occur and be continuing.
Events of Default
Unless we inform you otherwise in the prospectus supplement, the following will be events of default with respect to a series of debt securities:
•	our failure to pay interest or any required additional amounts on any debt securities of that series for 30 days,

•	our failure to pay principal of or any premium on any debt securities of that series when due,

•	our failure to deposit any sinking fund payment when due for that series of debt securities for 30 days,

•	our failure to comply with any of our covenants or agreements in the debt securities of that series or the applicable indenture, other than an agreement or covenant that we have included in that indenture solely for the benefit of other series of debt securities, for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all the outstanding debt securities issued under that indenture that are affected by that failure,

•	specified events involving bankruptcy, insolvency or reorganization of Syntroleum, and

•	any other event of default provided for that series of debt securities.
A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default, or, in some cases, 25% in principal amount of all senior debt securities or subordinated debt securities affected, voting as one class, may declare the principal of and all accrued and all unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal of and all accrued and unpaid interest on all the debt securities will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default, or, in some cases, a majority in principal amount of all senior debt securities or subordinated debt securities affected, voting as one class, may rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default under either of the types of indentures may give rise to cross defaults on our other indebtedness.
A holder of a debt security of any series will be able to pursue any remedy under the applicable indenture only if:
•	the holder gives the trustee written notice of a continuing event of default for that series,

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy,

•	the holder or holders offer to the trustee indemnity reasonably satisfactory to it,

•	the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity, and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.
This provision will not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.
In most cases, holders of a majority in principal amount of the outstanding debt securities of a series, or of all debt securities affected, voting as one class, will be able to direct the time, method and place of:
•	conducting any proceeding for any remedy available to the applicable trustee, and

•	exercising any trust or power conferred on the applicable trustee not relating to or arising under an event of default.
Each type of indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in that indenture.
Modification and Waiver
We may amend or supplement either type of indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the applicable indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of each holder of each debt security affected, however, no amendment or supplement may:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver,

•	reduce the rate of or change the time for payment of interest on any debt security,

•	reduce the principal of, premium on or any mandatory sinking fund payment with respect to any debt security or change the stated maturity of any debt security,

•	reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed,

•	change any obligation to pay additional amounts on any debt security,

•	make the payments on any debt security payable in any currency or currency unit other than as the debt security originally states,

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security,

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the applicable indenture or to make any change in the applicable indenture’s provisions for modification,

•	waive a continuing default or event of default regarding any payment on any debt security, or

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security.

We and the applicable trustee may agree to amend or supplement either indenture or waive any provision of either indenture without the consent of any holders of debt securities in some circumstances, including:
•	to cure any ambiguity, omission, defect or inconsistency,

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer,

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities,

•	to provide any security for or add guarantees of any series of debt securities,

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939,

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture,

•	to add events of default with respect to any debt securities,

•	to make any change that does not adversely affect any outstanding debt securities of any series in any material respect,

•	to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under the indenture in any material respect, and

•	to provide for the acceptance of a successor or another trustee.
The holders of a majority in principal amount of the outstanding debt securities of any series, or of all senior debt securities or subordinated debt securities affected, voting as one class, may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.
Discharge
We will be discharged from all obligations under the applicable indenture with respect to any series of debt securities, except for surviving obligations relating to any conversion rights and to register the transfer or exchange of the debt securities, if:
•	all debt securities of the series previously authenticated and delivered under the relevant indenture have been delivered to the indenture trustee for cancellation, or

•	all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due.
To exercise the right of discharge described above, we must deliver to the applicable trustee an opinion of counsel and an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the applicable indenture have been complied with.
Legal Defeasance and Covenant Defeasance
In addition to our right of discharge described above, Syntroleum may, at its option and at any time, elect to have all of its obligations discharged with respect to the debt securities outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees (“Legal Defeasance”), except for:

•	the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on such debt securities when such payments are due from the trust referred to below,

•	Syntroleum’s obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust,

•	the rights, powers, trusts, duties and immunities of the trustee, and Syntroleum’s and each guarantor’s obligations in connection therewith, and

•	the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.
In addition, Syntroleum may, at its option and at any time, elect to have the obligations of Syntroleum released with respect to certain provisions of each indenture, including certain provisions set forth in any supplemental indenture thereto (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a default or event of default. In the event Covenant Defeasance occurs in accordance with the applicable indenture, the event of default described above as “failure to comply with any of our covenants or agreements in the debt securities of that series or the applicable indenture, other than an agreement or covenant that we have included in that indenture solely for the benefit of other series of debt securities, for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all the outstanding debt securities issued under that indenture that are affected by that failure”, will no longer constitute an event of default thereunder.
In order to exercise either Legal Defeasance or Covenant Defeasance:

•	Syntroleum must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium, if any, on the outstanding debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Syntroleum must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date,

•	in the case of Legal Defeasance, Syntroleum has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Syntroleum has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred,

•	in the case of Covenant Defeasance, Syntroleum has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred,

•	no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit),

•	the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Syntroleum or any guarantor is a party or by which Syntroleum or any guarantor is bound,

•	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which Syntroleum or any of its subsidiaries is a party or by which Syntroleum or any of its subsidiaries is bound,

•	Syntroleum must deliver to the trustee an officers’ certificate stating that the deposit was not made by Syntroleum with the intent of preferring the holders of debt securities over the other creditors of Syntroleum with the intent of defeating, hindering, delaying or defrauding creditors of Syntroleum or others,

•	Syntroleum must deliver to the trustee an officers’ certificate, stating that all conditions precedent set forth above have been complied with, and

•	Syntroleum must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions), stating that all conditions precedent set forth in bullets 2, 3 and 5 of this paragraph have been complied with; provided that the opinion of counsel with respect to bullet 5 of this paragraph may be to the knowledge of such counsel.
Governing Law
New York law will govern the indentures and the debt securities.
Trustee
If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.
Each indenture will limit the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer
We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.
Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.
Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue under that indenture. If the prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent.
In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security:
•	during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing, or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
Payment and Paying Agents
Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, all liability of the trustee and paying agent with respect to those funds will cease and holders entitled to those funds must look only to us for payment.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that we will deposit with a depositary identified in the applicable prospectus supplement. We may issue global debt securities in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:
•	by the applicable depositary to a nominee of the depositary,

•	by any nominee to the depositary itself or another nominee, or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.
We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.
When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.
As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:
•	will not be entitled to have any of the underlying debt securities registered in their names,

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form, and

•	will not be considered the owners or holders under the indenture relating to those debt securities.
Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.
We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.
DESCRIPTION OF CAPITAL STOCK
This section contains a description of our capital stock. In the discussion that follows, the terms of our capital stock is not meant to be complete. We have summarized selected provisions of our certificate of incorporation and our bylaws relating to our capital stock. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. Please read “Where You Can Find More Information.”
Authorized Capital
The total number of shares of all classes of stock that we have authority to issue is 155,000,000, consisting of 150,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. We had 76,214,577 shares of common stock outstanding as of March 31, 2010. We have authorized and reserved for issuance 250,000 shares of junior participating preferred stock in connection with the preferred stock purchase rights described below.
Common Stock
The holders of common stock are entitled to one vote per share on all matters voted on by our stockholders, including the election of directors. No share of common stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to benefits of any sinking or repurchase fund. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of shares of common stock exclusively possess all voting power of our stockholders. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to those dividends as may be declared from time to time by our board of directors from funds available for dividends. Upon liquidation, dissolution or winding up, holders of common stock are entitled to share equally and proportionately in any of our assets remaining after the payment of all of our liabilities and after any preferential distribution with respect to the preferred stock. The outstanding shares of common stock are validly issued, fully paid and nonassessable.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 59 Maiden Lane, Plaza Level, New York, NY 10038 and its telephone number is (212) 936-5100.
Preferred Stock
As of the date of this prospectus, none of the shares of our preferred stock are outstanding. Under our certificate of incorporation, our board of directors, without further action by our stockholders, is authorized to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the powers, designation, preferences and rights of each series and the qualifications, limitations or restrictions of each series, including:
•	the designation of the series,

•	the number of shares of the series, which number the board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares of that series then outstanding,

•	whether dividends, if any, will be cumulative or noncumulative and the dividend rate and the preferences, if any, of the series,

•	the dates on which dividends, if any, will be payable,

•	the redemption rights and price or prices, if any, for shares of the series,

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series,

•	the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs,

•	whether the shares of the series will be convertible into or exchangeable for shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of that class or series or that other security, the conversion or exchange price or prices or rate or rates, any adjustments to those prices or rates, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions of the conversion or exchange,

•	restrictions on the issuance of shares of the same series, or of any other class or series, and

•	the voting rights, if any, of the holders of shares of any series.
Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank on a parity in all respects with each other series of our preferred stock and prior to our common stock as to dividends and distribution of our assets. The issuance of shares of preferred stock by our board of directors may adversely affect the rights of the holders of our common stock. For example, preferred stock may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock.
The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified by the certificate of designation relating to the applicable series of preferred stock. You should read that document for provisions that may be important to you. We will include that document as an exhibit to a filing with the SEC in connection with an offering of preferred stock.
The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by the rules of any stock exchange or automated quotation system on which our securities are listed or traded. If the approval of our stockholders is not required for the issuance of shares of preferred stock or common stock, the board of directors may determine not to seek stockholder approval. The NASDAQ Capital Market currently requires stockholder approval as a prerequisite to listing shares in several instances, including sales or issuances of common stock or securities convertible into, or exercisable for, common stock equal to or in excess of 20% or more of the outstanding stock determined before the proposed issuance.
Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue shares based on its judgment as to our best interests and the best interests of our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt, including a tender offer or other transaction that some, or a majority of, our stockholders might believe to be in their best interests or that might result in stockholders receiving a premium for their stock over the then current market price of the stock.
Depositary Shares
This section describes the general terms and provisions of the depositary shares. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.
If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance of receipts for depositary shares to any holder of those fractional interests. Each depositary share will represent a fractional interest in the underlying share of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50,000,000. The depositary receipts will evidence the depositary shares issued under the deposit agreement.
The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.
The following description of the depositary shares we may offer, together with the additional information included in any prospectus supplements, describes the material terms and provisions of this type of security but is not complete. For a more complete description of the terms of the depositary shares, please refer to the deposit agreement relating to the depositary shares and the depositary receipt relating to the preferred stock that is attached to the deposit agreement. We will include these documents as exhibits to a filing with the SEC in connection with an offering of depositary shares.
We will describe in a prospectus supplement the specific terms of any depositary shares we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such depositary shares may differ from the terms described below.
Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date, unless we or the depositary is required by law to withhold an amount on account of taxes. If this occurs, the amount distributed to the holders of depositary shares will be reduced accordingly. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.
If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make that distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption. If any series of preferred stock underlying the depositary shares may be or is required to be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.
Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares which are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide.
After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.
Voting. When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions and will abstain from voting the number of shares of preferred stock underlying the depositary shares of holders who do not provide instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.
Amendments. We and the depositary may agree at any time to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Approval by the holders of at least a majority of the depositary shares then outstanding will be required for any amendment that materially adversely affects the rights of holders of depositary shares. Any holder of depositary shares that continues to hold its shares after any amendment has become effective will be deemed to have agreed to the amendment.
Termination. We or the depositary may terminate the deposit agreement only after:
•	the depositary has redeemed all related outstanding depositary shares,

•	all outstanding shares of preferred stock have been converted into or exchanged for common stock, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.
Payment of Fees and Expenses. We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.
Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. We are required to appoint a successor depositary within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Withdrawal. Upon our surrender of depositary receipts to the depositary, we are entitled to receive certificates evidencing the number of whole shares of preferred stock and any money and other property represented by those depositary receipts. If the depositary receipts we deliver evidence a number of depositary shares greater than the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to us at the same time a new depositary receipt evidencing that excess number of depositary shares.

Reports and Obligations. The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Both we and the depositary will be obligated to act in good faith in performing our duties under the deposit agreement. We and the depositary will be liable only for gross negligence and willful misconduct in performing our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting that action furnish satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel or accountants, on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.
Preferred Stock Purchase Rights
Our predecessor’s board of directors declared a dividend of one preferred share purchase right (“Right”) to the holder of record of each share of its common stock as of the close of business on March 3, 1997. In connection with our reincorporation in 1999, we assumed these Rights and the related Rights Agreement dated January 31, 1997 between our predecessor and American Stock Transfer & Trust Company, as agent for holders of Rights. We have entered into the Second Amended and Restated Rights Agreement as of October 24, 2004, as amended by the Amendment to Second Amended and Restated Rights Agreement dated as of November 18, 2007. Each Right entitles the registered holder to purchase from Syntroleum a unit consisting of one one-hundredth of a share (a “Fractional Share”) of Series A Junior Participating Preferred Stock, par value $.01 per share (the “Preferred Stock”), at a purchase price of $20.83 1/3 per Fractional Share, subject to adjustment (the “Purchase Price”).
The Rights will have certain anti-takeover effects. The Rights could cause substantial dilution to a person or group that attempts to acquire us and effect a change in the composition of our board of directors on terms not approved by the board of directors, including by means of a tender offer at a premium to the market price. The Rights should not interfere with any merger or business combination approved by the board of directors because we may redeem the rights at the redemption price prior to the time that a person has become an Acquiring Person, as defined below.
Initially, the Rights will be attached to all certificates representing outstanding shares of common stock, and no separate certificates for the Rights (“Rights Certificates”) will be distributed. The Rights will separate from the common stock and a “Distribution Date” will occur, with certain exceptions, upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of common stock (the date of the announcement being the “Stock Acquisition Date”), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person’s becoming an Acquiring Person. Robert Day, members of his immediate family and his affiliates and associates will not be deemed to be an Acquiring Person unless such parties obtain beneficial ownership of 35% or more shares of the outstanding shares of common stock. In certain circumstances, the Distribution Date may be deferred by the board of directors. Certain inadvertent acquisitions will not result in a person’s becoming an Acquiring Person if the person promptly divests itself of sufficient common stock. Until the Distribution Date, (a) the Rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates, (b) new common stock certificates issued after February 24, 1997 will contain a notation incorporating the Second Amended and Restated Rights Agreement, as amended, by reference and (c) the surrender for transfer of any certificate for common stock will also constitute the transfer of the Rights associated with the common stock represented by such certificate.
The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 24, 2014, unless earlier redeemed or exchanged by us as described below.
As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of common stock as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights. All shares of common stock issued prior to the Distribution Date will be issued with Rights. Shares of common stock issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with Rights. Except as otherwise determined by the board of directors, no other shares of common stock issued after the Distribution Date will be issued with Rights.
In the event (a “Flip-In Event”) that a person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of common stock at a price and on terms that a majority of the independent directors of Syntroleum determines to be fair to and otherwise in the best interests of Syntroleum and its stockholders (a “Permitted Offer”)), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of common stock (or, in certain circumstances, cash, property or other of our securities) having a Current Market Price (as defined in the Second Amended and Restated Rights Agreement, as amended) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Triggering Event (as defined below), all Rights that are, or (under certain circumstances specified in the Second Amended and Restated Rights Agreement, as amended) were, beneficially owned by or transferred to an Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Second Amended and Restated Rights Agreement, as amended. However, Rights are not exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by us as set forth below.
In the event (a “Flip-Over Event”) that, at any time from and after the time an Acquiring Person becomes such, (i) Syntroleum is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (ii) 50% or more of our assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights that are voided as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as “Triggering Events.”
The number of outstanding Rights associated with a share of common stock, or the number of Fractional Shares of Preferred Stock issuable upon exercise of a Right and the Purchase Price, are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock occurring prior to the Distribution Date. The Purchase Price payable, and the number of Fractional Shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of certain transactions affecting the Preferred Stock.
With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock that are not integral multiples of a Fractional Share are required to be issued upon exercise of Rights and, in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise. Pursuant to the Second Amended and Restated Rights Agreement, as amended, we reserve the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.
At any time until ten days following the first date of public announcement of the occurrence of a Flip-In Event, we may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at our option, in cash, shares of common stock or such other consideration as the board of directors may determine. Immediately upon the effectiveness of the action of the board of directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.
At any time after the occurrence of a Flip-In Event and prior to a person’s becoming the beneficial owner of 50% or more of the shares of common stock then outstanding or the occurrence of a Flip-Over Event, we may exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of common stock, and/or other equity securities deemed to have the same value as one share of common stock, per Right, subject to adjustment.
Until a Right is exercised, the holder thereof, as such, will have no rights as one of our stockholders, including, without limitation, the right to vote or to receive dividends.
Other than the redemption price, any of the provisions of the Second Amended and Restated Rights Agreement, as amended may be amended by the board of directors as long as the Rights are redeemable. Thereafter, the provisions of the Second Amended and Restated Rights Agreement, as amended, other than the redemption price may be amended by the board of directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Second Amended and Restated Rights Agreement, as amended; provided, however, that no amendment to lengthen the time period governing redemption may be made at such time as the Rights are not redeemable.
A copy of the Second Amended and Restated Rights Agreement, as amended, is available free of charge from us. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Rights Agreement, as amended, which is incorporated herein by reference.

Restrictions on Business Combinations
Our charter provides that “business combinations” involving an “interested stockholder” must be approved by the holders of at least 66 2/3% of the voting power of the shares not owned by the interested stockholder, unless the business combination is either approved by a majority of “continuing directors” or meets specified requirements regarding price and procedure.
“Continuing directors” is generally defined in our charter as follows:
•	directors who are unaffiliated with the interested stockholder and joined the board before the party to the transaction became an interested stockholder, or

•	directors who are unaffiliated with the interested stockholder and are elected to fill a vacancy and whose election is recommended by a majority of continuing directors then on the board.
Our charter also provides that the initial directors named in our charter who are unaffiliated with the interested stockholder are “continuing directors.”
A “business combination” is generally defined in our charter as follows:
•	any merger or consolidation of our company or one of our subsidiaries with any interested stockholder,

•	any disposition, in one transaction or a series of transactions, to or with any interested stockholder of any assets of our company or any of our subsidiaries having an aggregate fair market value of $10,000,000 or more,

•	the issuance or transfer by us or any of our subsidiaries of any securities of our company or any of our subsidiaries to any interested stockholder, in exchange for property having an aggregate fair market value of $10,000,000 or more,

•	the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of an interested stockholder, or

•	any reclassification of securities, or recapitalization of our company, or any merger or consolidation of our company with any of our subsidiaries or any other transaction that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of our equity or convertible securities of our company or any of our subsidiaries that are directly or indirectly owned by any interested stockholder.
An “interested stockholder” is generally defined in our charter as any person who or which:
•	itself, or along with its affiliates, is the beneficial owner, directly or indirectly, of more than 10% of our then outstanding voting stock,

•	is one of our affiliates and at any time within the two-year period immediately before the date in question was itself, or along with its affiliates, the beneficial owner, directly or indirectly, of 10% or more of our then outstanding voting stock, or

•	is an assignee of or has otherwise succeeded to any of our voting stock that was at any time within the two-year period immediately before the date in question beneficially owned by an interested stockholder, if that assignment or succession occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.
The provisions in our charter restricting business combinations with interested stockholders also generally apply to an interested stockholder’s affiliates.
To satisfy the price and procedure requirements of these provisions, the following criteria must be satisfied:
•	the total amount of the cash and the fair market value of consideration other than cash to be received per share by holders of our capital stock is at least equal to the highest of:
(1) the highest price per share paid by the interested stockholder in transactions during the two-year period before the announcement of the transaction or in the transaction in which it became an interested stockholder,

(2) the fair market value of the stock on the date of announcement of the transaction or the date of the transaction in which it became an interested stockholder, whichever is higher,

(3) the amount determined under clause (2) above multiplied by the ratio of (A) the highest price per share paid by the interested stockholder for any shares during the two-year period before the date of announcement of the transaction to (B) the fair market value of the stock on the first day in that two-year period on which the interested stockholder acquired any shares of stock, and

(4) in the case of preferred stock, the highest preferential amount per share to which stockholders are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of our company,

•	generally, the consideration to be received by holders of a particular class of outstanding voting stock is in cash or in the same form as the interested stockholder has previously paid for shares of that class of voting stock,

•	after the interested stockholder has become an interested stockholder and before the completion of the business combination, specified actions or omissions have not occurred with respect to dividends and the interested stockholder has not become the beneficial owner of any additional voting stock except as part of the transaction which results in the interested stockholder becoming an interested stockholder,

•	after the interested stockholder has become an interested stockholder, the interested stockholder has not received, except proportionately as a shareholder, any financial assistance or tax advantages provided by the corporation, whether in anticipation of or in connection with the business combination or otherwise, and

•	a proxy or information statement describing the proposed business combination and complying with the requirements of the Securities Exchange Act of 1934 is mailed to stockholders at least 30 days before the completion of the business combination.
Section 203 of the Delaware General Corporation Law (“DGCL”) provides that, subject to specified exceptions, a corporation may not engage in a broad range of business combinations with any “interested stockholder” for a three-year period following the time that the stockholder becomes an interested stockholder unless:
•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder,

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, shares owned by persons who are both officers and directors of the corporation and shares held by specified employee stock ownership plans, or

•	on or after that time, the business combination is approved by the board of directors of the corporation and approved at an annual meeting or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
In general, an “interested stockholder” is defined for purposes of Section 203 to include any person that is
•	the owner of 15% or more of the outstanding voting stock of the corporation, or

•	an affiliate or associate of the corporation that was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.
Section 203 permits a corporation to opt out of these provisions, although we have not done so.
Amendments to Charter
Amendments of our charter generally require the approval of the holders of a majority of the outstanding stock entitled to vote on the amendment, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of shares of that class or series or would adversely affect the rights, powers or preferences of that class or series, a majority of the outstanding stock of that class or series also would be required to approve the amendment. However, the approval of the board of directors and the affirmative vote of 80% of the stock entitled to vote in the election of directors is required for the amendment or repeal of, or the adoption of provisions that are inconsistent with, the provisions of our charter regarding:
•	powers of the board of directors with respect to the bylaws and our accounts and books, and

•	the number, election and classification of our directors.
In addition, the amendment or repeal of, or the adoption of provisions that are inconsistent with, the provisions of our charter regarding votes required for business combinations with interested stockholders described above requires the approval of our board of directors and the affirmative vote of 66 2/3% of the holders of stock entitled to vote in the election of directors and not owned directly or indirectly by interested stockholders or their affiliates.

Amendments to Bylaws
Our board of directors may adopt, alter or amend the bylaws. In addition to meeting notice requirements, our bylaws provide that the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class, is required for stockholders to alter, amend or repeal any provision of the bylaws or to adopt any additional bylaws.
Special Meetings of Stockholders
Subject to the rights of holders of any series of preferred stock or any other series or class of stock as set forth in our charter, our bylaws provide that a special meeting may be called only by the chairman of the board of directors or by the board of directors pursuant to a resolution adopted by a majority of the total number of our directors, including vacancies. The business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of meeting.
Stockholder Action by Written Consent
Our charter provides that corporate action may not be taken by written consent of stockholders.
Advance Notice Provisions for Stockholder Director Nominations and Stockholder Proposals
Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. Our bylaws provide that only individuals who are nominated pursuant to the notice of meeting or by, or at the direction of, our chairman of the board of directors or our board of directors, or by a stockholder who has given timely written notice to our secretary before the meeting at which directors are to be elected, will be eligible for election as one of our directors. The bylaws also provide that at an annual meeting only business may be conducted as has been brought before the meeting by, or at the direction of, the chairman of the board or our board of directors, or by a stockholder who has given timely written notice to our secretary of the stockholder’s intention to bring that business before the meeting.
Under these provisions, for notice of stockholder director nominations or proposals to be made at an annual meeting to be timely, the notice must generally be received by us:
•	not less than 70 days nor more than 90 days before the first anniversary of the previous year’s annual meeting, or

•	if the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from the anniversary date, not earlier than 90 days before the meeting and not later than the later of (1) 70 days before the meeting and (2) 10 days after public announcement of the date of the meeting is first made.
However, if the number of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors at least 80 days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will be timely, but only with respect to nominees for any new positions created by that increase, if it is received by us not later than 10 days after the public announcement is first made by us. If directors are to be elected at a special meeting, the notice must be received by us not earlier than 90 days before the meeting and not later than the later of (1) 70 days before the meeting and (2) 10 days after public announcement of the date of the meeting. Stockholders may not bring business before a special meeting of stockholders under the bylaws.
Under the bylaws, a stockholder’s notice to us proposing to nominate an individual for election as a director must contain specified information, including the identity and address of the nominating stockholder and the beneficial owner, if any, the class and number of shares of stock that are owned beneficially and of record by the stockholder and the beneficial owner, and all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee. Under the bylaws, a stockholder’s notice relating to the conduct of business other than the nomination of directors must contain specified information about the proposed business and about the proposing stockholders, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting the business at the meeting, the name and address of the stockholder and the beneficial owner, if any, the class and number of shares of stock owned beneficially and of record by the stockholder and the beneficial owner, and any material interest of the stockholder and the beneficial owner, if any, in the business so proposed. If the chairman of the board or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the bylaws, that person will not be eligible for election as a director, or that business will not be conducted at the meeting, as the case may be.
Classification of Directors
Our charter provides that directors will be divided into three classes serving staggered three-year terms so that approximately one-third of the board of directors is elected each year. Our charter also provides that, subject to the rights of the holders of any series of preferred stock or any other series or class of stock as set forth in the charter to elect additional directors under specified circumstances, the number of directors is fixed in accordance with the bylaws. Our bylaws provide that the number of directors is to be fixed from time to time pursuant to a resolution adopted by a majority of the board of directors, including vacancies, but will not consist of more than 11 nor less than three directors. As of June 1, 2010, the board of directors consisted of six persons.
The classification of directors makes it more difficult for stockholders to change the composition of the board of directors. At least two annual meetings of stockholders, instead of one, will be required to effect a change in a majority of the board of directors.
Removal of Directors; Filling Vacancies on the Board of Directors
Our charter provides that a director may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class.
Under our bylaws, newly created directorships resulting from any increase in the number of directors or any vacancies on the board of directors may be filled by the affirmative vote of a majority of the directors then in office, subject to the rights, if any, of holders of our preferred stock. In addition, our bylaws provide that the directors elected to fill vacancies on the board of directors will hold office until the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.
DESCRIPTION OF WARRANTS
The following is a general description of the anticipated terms of the warrants we may issue from time to time. This summary is not complete and certain provisions of the warrants when issued may differ, even materially, from the terms described below. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
We may issue warrants to purchase debt securities, common stock, preferred stock, depositary shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. If we issue warrants, we will do so under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.
We have summarized selected provisions of the warrants below. If we offer any warrants, we will file the forms of warrant certificate and warrant agreement with the SEC, and you should read those documents for provisions that may be important to you.
The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title of the warrants,

•	the aggregate number of warrants offered,

•	the designation, number and terms of the debt securities, common stock, preferred stock, depositary shares or other securities purchasable on exercise of the warrants, and procedures that may result in the adjustment of those numbers,

•	the exercise price of the warrants,

•	the dates or periods during which the warrants are exercisable,

•	the designation and terms of any securities with which the warrants are issued,

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable,

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated,

•	any minimum or maximum amount of warrants that may be exercised at any one time,

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants,

•	information with respect to book-entry procedures, if any,

•	if applicable, a discussion of material United States federal income tax considerations,

•	the identity of the warrant agent, if any, and

•	any other terms of the warrants.
Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.
Modifications
We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.
We may also modify or amend various other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:
•	shorten the period of time during which the warrants may be exercised, or

•	otherwise materially and adversely affect the exercise rights of the holders of the warrants.
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant or other applicable certificate representing the warrants to be exercised together with specified information, and paying the required amount to us or the warrant agent, as applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the applicable warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.
Upon receipt of the required payment and the warrant or other applicable certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
The following is a general description of the anticipated terms of the stock purchase contracts we may issue from time to time. This summary is not complete and certain provisions of the stock purchase contracts when issued may differ, even materially, from the terms described below. Particular terms of any stock purchase contracts we offer will be described in the prospectus supplement relating to such stock purchase contracts. See “Plan of Distribution — Equity Line of Credit” for a description of stock purchase contracts in effect as of the date of this prospectus. Material U.S. federal income tax considerations applicable to the stock purchase contracts will also be discussed in the applicable prospectus supplement.
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date. We may, however, satisfy our obligations, if any, with respect to any stock purchase contract by delivering the cash value of such stock purchase contract or the cash value of the property otherwise deliverable or, in the case of stock purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.
The applicable prospectus supplement will describe the terms of any stock purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:
•	whether the stock purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the stock purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts,

•	the duration of the contract and pricing and payment terms,

•	settlement of the stock purchase contracts, and

•	whether the stock purchase contracts will be issued in full registered or global form.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC (SEC File No. 001-34490). You can read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public at the SEC’s web site at http://www.sec.gov.
This prospectus is part of a registration statement we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules. You may refer to the registration statement, exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its web site.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. The documents we incorporate by reference are:
•	our Annual Report on Form 10-K for the year ended December 31, 2009 filed on February 26, 2010;

•	our Quarterly Report on Form l0-Q for the quarter ended March 31, 2010 filed on May 6, 2010;

•	our Current Reports on Form 8-K filed on March 2, 2010, April 20, 2010, May 11, 2010, May 12, 2010 and July 14, 2010;

•	our definitive Proxy Statement on Schedule 14A for our 2010 Annual Meeting of Shareholders, filed on March 26, 2010; and

•	the description of our common stock and associated preferred stock purchase rights contained in Amendment No. 2 to our Current Report on Form 8-K filed on October 29, 2004.
In addition, we incorporate by reference any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement.
You may obtain a free copy of these filings (without exhibits, which can be obtained for a nominal charge) by writing or telephoning:
Karen L. Gallagher
Corporate Secretary
Syntroleum Corporation
5416 South Yale, Suite 400
Tulsa, Oklahoma 74135
(918) 592-7900
You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any pricing supplement is accurate as of any date other than the date on its cover page.
PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the United States through underwriters or dealers, directly to purchasers, through agents or through any combination of these methods. The prospectus supplement will set forth the following information:
•	the terms of the offering,

•	the names of any underwriters or agents,

•	the purchase price,

•	the net proceeds to us,

•	any delayed delivery arrangements,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	the initial public offering price,

•	any discounts or concessions allowed or reallowed or paid to dealers, and

•	any commissions paid to agents.
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
Sale Through Underwriters or Dealers
If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, in which selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of our securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any of these sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or may perform services for us in the ordinary course of their businesses.
Equity Line of Credit
Energy Equity Line of Credit
On July 14, 2010, Syntroleum Corporation (“we” or “us”) entered into a Common Stock Purchase Agreement with Energy Opportunity Ltd., a business company incorporated under the laws of the British Virgin Islands (“Energy”), that provides that, upon the terms and subject to the conditions and limitations set forth therein, Energy is committed at our option to purchase up to $10,000,000 of our common stock over the 24-month term of the Purchase Agreement.
From time to time during the term of the Purchase Agreement, and at our sole discretion, we may present Energy with draw down notices requiring Energy to purchase our common stock over ten consecutive trading days or such other period mutually agreed upon by us and Energy (each, a “pricing period”), with the closing of the sale of such shares taking place on the second trading day following the last trading day of the pricing period. The maximum amount the Company may request for each such draw down notice will be determined by the Company’s market capitalization. No single draw down notice may exceed the lesser of (a) 2.5% of our market capitalization or (b) a designated dollar amount (not exceeding $6,400,000) which varies with the stated minimum price or “threshold” price of such draw.
We are able to present Energy with up to 24 draw down notices during the term of the Purchase Agreement, with a minimum of five trading days required between each pricing period. Only one draw down is allowed in each pricing period. Once presented with a draw down notice, Energy is required to purchase a pro rata portion of the shares on each trading day during the pricing period on which the daily volume weighted average price for our common stock exceeds the threshold price determined solely by us for such draw down. The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the pricing period on which shares are purchased, less a discount ranging from 4% to 6%, based on the threshold price set by the Company. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a pricing period, the Purchase Agreement provides that Energy will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Energy could buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.
The terms of the Purchase Agreement limit the total common stock issuable under the Purchase Agreement to Energy to up to $10,000,000 of our common stock, subject to a maximum share cap limitation set forth in the Purchase Agreement. Additionally, Energy is subject to a beneficial ownership limitation of 4.9% of the outstanding shares of our common stock (“Ownership Limitation”), under which the parties are prohibited from consummating any subsequent draw down where such draw down would cause Energy to exceed the Ownership Limitation, or from otherwise exceeding the Ownership Limitation through other means, including the purchase of shares in the public market.
The Purchase Agreement also provides that from time to time and at our sole discretion we may grant Energy the right to exercise one or more options to purchase additional shares of our common stock during each pricing period for an amount that we specify in advance of the first trading day of such pricing period. Upon Energy’s exercise of the option, we would sell to Energy the shares of our common stock subject to the option at a price equal to the daily volume weighted average price of our common stock on each date during the pricing period on which such option shares are purchased, subject to a threshold price for such option determined solely by us, less a discount ranging from 4% to 6%, based on the threshold price.
In addition to our issuance of shares of common stock to Energy pursuant to the Purchase Agreement, our Registration Statement also covers the sale of those shares from time to time by Energy to the public. Energy is an “underwriter” within the meaning of Section 2(a)(11) of the Securities act of 1933, as amended (the “Securities Act”).
Energy has agreed that the broker-dealers it uses from time to time to effectuate sales of common stock that it may purchase from us under the Purchase Agreement will neither be affiliated with Energy nor engaged or used by us at the time of such sales. Such sales will be made on the NASDAQ Capital Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Energy shall be solely responsible for the fees and commissions (not to exceed customary fees and commissions) payable to each such broker-dealer.
The shares of common stock may be sold in one or more of the following manners:
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.
Energy has agreed that during the term of and for a period of ninety (90) days after the termination of the Purchase Agreement, neither Energy nor any of its affiliates will, directly or indirectly, sell any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Energy has agreed that during the periods listed above it will not enter into a short position with respect to shares of our common stock except that Energy may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Energy covers any such sales with the shares purchased pursuant to such draw down notice. Energy has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose of or otherwise dispose for value of any shares of our common stock or any securities convertible into, or exchangeable for, shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior sentence and certain other limited exceptions.
In addition, Energy and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Energy or any unaffiliated broker-dealer. Under these rules and regulations, Energy and any unaffiliated broker-dealer:
•	may not engage in any stabilization activity in connection with our securities;

•	must furnish each broker which offers shares of our common stock covered by the prospectus that is a part of our Registration Statement with the number of copies of such prospectus and any prospectus supplement which are required by each broker; and

•	may not bid or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.
These restrictions may affect the marketability of the shares of common stock by Energy and any unaffiliated broker-dealer.
We have agreed to indemnify and hold harmless Energy, its affiliates, employees, representatives and advisors, and each person who controls Energy against certain liabilities, including liabilities under the Securities Act, which may be based upon, among other things, any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in our Registration Statement, or any omission or alleged omission to state in the Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading unless the untrue statement made or omitted is furnished to us in writing by the person to be indemnified. We have also agreed to reimburse Energy and each controlling person for legal fees and expenses incurred in defending any legal action for which they are entitled to indemnification, provided that such fees and expenses do not exceed $500,000.
Energy has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities, including liabilities under the Securities Act, which may be based upon written information furnished by Energy to us for inclusion in a prospectus or prospectus supplement related to this transaction. Energy has also agreed to reimburse the Company for legal fees and expenses incurred in defending any legal action for which it is entitled to indemnification, provided that such fees and expenses do not exceed $500,000.
We have agreed to pay $35,000 of Energy’s legal fees and expenses incurred in connection with the transaction contemplated by the Purchase Agreement. Further, we have agreed that if we issue a draw down notice and fail to deliver the shares to Energy on the applicable settlement date, and such failure continues for ten trading days, we will pay Energy liquidated damages equal to 2.0% per day for up to 360 days for failure to deliver the shares.
Upon each sale of our common stock to Energy under the Purchase Agreement, we have also agreed to pay Reedland Capital Partners, an Institutional Division of the Financial West Group, member FINRA/SIPC, a placement fee equal to 1.0% of the aggregate dollar amount of common stock purchased by Energy. We have agreed to indemnify and hold harmless Reedland Capital Partners against certain liabilities, including liabilities under the Securities Act.
LEGAL OPINIONS
Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., our outside legal counsel, will issue an opinion about the legality of the offered securities for us. Any underwriters will be advised about issues relating to any offering by their own legal counsel.
EXPERTS
The consolidated financial statements of Syntroleum Corporation as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part, have been audited by Hogan Taylor, LLP, independent registered public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving such reports.

SYNTROLEUM CORPORATION
Shares of Common Stock
Warrants to Purchase up to            Shares of Common Stock
JMP SECURITIES LLC